CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Managers

Ministry Partners Investment Company, LLC

Brea, California

We hereby consent to the use, in the Form 10-K for Ministry Partners Investment Company, LLC and Subsidiaries for 2022, of our issued report dated March 24, 2023 relating to the consolidated financial statements of Ministry Partners Investment Company, LLC and Subsidiaries as of December 31, 2022 and 2021 and for the years then ended.

/s/Hutchinson and Bloodgood LLP

Glendale, California

March 24, 2023